UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 17, 2010
Date of report (Date of earliest event reported)

Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345
(Address of principal executive offices, including zip code)

(952) 564-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01                      NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a)           On August 17, 2010, we received a deficiency letter from the NASDAQ Stock Market ("NASDAQ") Listing Qualifications Department notifying us that, based upon our Form 10-Q filed with the U.S. Securities and Exchange Commission on August 13, 2010, we no longer comply with NASDAQ Marketplace Listing Rule 5450(b)(1)(A), which requires a minimum of $10,000,000 in stockholders’ equity for listing on the NASDAQ Global Market.

We have until October 1, 2010 to submit a plan to NASDAQ to regain compliance.  If accepted, NASDAQ can grant an extension of up to 180 calendar days from August 17, 2010 to evidence compliance. Alternatively, we may be eligible to have the listing of our shares transferred to the NASDAQ Capital Market, if we meet the continued listing requirements for the NASDAQ Capital Market.

We anticipate that we will either submit a plan to achieve compliance with the NASDAQ Global Market listing requirements, or, in the alternative, submit a transfer application for listing on the NASDAQ Capital Market no later than October 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2010	Wireless Ronin Technologies, Inc. By: /s/ Darin P. McAreavey Darin P. McAreavey Vice President and Chief Financial Officer